                                    NON-EXCLUSIVE
                           AUTHORIZED DISTRIBUTOR AGREEMENT
                                       BETWEEN
                                      AMERITECH
                                         AND
                                       COMPANY
                                AUTHORIZED DISTRIBUTOR

                             TABLE OF CONTENTS


1.0    APPOINTMENT OF DISTRIBUTORSHIP . . . . . . . . . . . . . . . .  1
2.0    TERRITORY. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
3.0    EXCLUSIVITY. . . . . . . . . . . . . . . . . . . . . . . . . .  1
4.0    TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
5.0    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .  1
6.0    AUTHORIZED DISTRIBUTOR DUTIES. . . . . . . . . . . . . . . . .  1
7.0    AMERITECH'S DUTIES . . . . . . . . . . . . . . . . . . . . . .  1
8.0    SALES AND COMMISSION . . . . . . . . . . . . . . . . . . . . . 12
9.0    THE PARTIES' RELATIONSHIP. . . . . . . . . . . . . . . . . . .  1
10.0   FACILITIES AND MATERIALS . . . . . . . . . . . . . . . . . . .  1
11.0   TRADEMARKS AND TRADE NAMES . . . . . . . . . . . . . . . . . .  1
12.0   OWNERSHIP OF INFORMATION AND CONFIDENTIALITY . . . . . . . . .  1
13.0   CUSTOMER PROPRIETARY NETWORK INFORMATION (CPNI)  . . . . . . .  1
14.0   AUDITING AND INSPECTING OF DISTRIBUTOR'S RECORDS . . . . . . .  1
15.0   AGREEMENT NOT TO COMPETE . . . . . . . . . . . . . . . . . . . 17
16.0   GENERAL CONDITIONS . . . . . . . . . . . . . . . . . . . . . . 19
ANNEX A TERRITORY . . . . . . . . . . . . . . . . . . . . . . . . . . 22
ANNEX B PRODUCTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
EXHIBIT 1  VOICE NETWORK PRODUCTS AND SERVICES  . . . . . . . . . . . 24
EXHIBIT 2  USAGE PRODUCTS AND SERVICES  . . . . . . . . . . . . . . . 25
EXHIBIT 3 CUSTOMER PREMISES EQUIPMENT (CPE) . . . . . . . . . . . . . 26
EXHIBIT 4 DATA PRODUCTS AND SERVICES. . . . . . . . . . . . . . . . . 27
ANNEX C  COMMISSION . . . . . . . . . . . . . . . . . . . . . . . . . 28
EXHIBIT 1 OBJECTIVES. . . . . . . . . . . . . . . . . . . . . . . . . 45
ANNEX D CO-OP AND 5-STAR PROGRAM. . . . . . . . . . . . . . . . . . . 46


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ANNEX E CODE OF BUSINESS CONDUCT FOR ADS. . . . . . . . . . . . . . . 47
ANNEX F HOUSE ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . 48



                                      ii

                                NON-EXCLUSIVE
                       AUTHORIZED DISTRIBUTOR AGREEMENT
                              BETWEEN AMERITECH
                                     AND
                                   COMPANY



    This Authorized Distributor Agreement made in duplicate this __ day of __________, 19__ by and between Ameritech Corporation, a Delaware corporation with offices at 225 West Randolph, Chicago, IL 60606 (hereinafter "Ameritech") and Telecomm Industries, with offices at 1665 W. Quincy Avenue, Suite 151, Naperville, IL, 60540, (hereinafter "Authorized Distributor" or "AD" (the "Agreement").

                                  RECITALS

    WHEREAS, Ameritech is engaged in providing communications services;

    WHEREAS, AD represents and warrants that it is qualified to market and sell Ameritech communication services and has sufficient knowledge of Ameritech communications services to do so;

    NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties agree as follows:

1.0 APPOINTMENT OF DISTRIBUTORSHIP

    1.1 GRANT. Ameritech hereby grants to AD, upon the terms and conditions hereafter set forth, the following non-exclusive rights in the territory designated under Annex A ("Territory").

    (a) The right to promote, market, and solicit orders for Ameritech products and services identified under Annex B and with all Exhibits thereto (hereinafter "Product" or "Products"), said Annex with Exhibits is incorporated by reference herein, and may be amended from time-to-time by Ameritech in its sole discretion. Each amendment shall be deemed to have been included as if originally set forth under the Annex (hereinafter this right is called "Distribute" or "Distribution"). In no event shall AD have the right to Distribute within the Territory, identified in the contract, Ameritech products which are not authorized under Annex B or for which AD and Ameritech have not entered into a separate distribution Agreement.

    (b) The right to represent to others its status as an Ameritech Authorized Distributor.

    1.2 PRODUCTS. Ameritech reserves the right to promote, market and sell its Products, including, but not limited to, the right to send technical or sales personnel to any place inside or outside the Territory to assist in contacting potential customers, soliciting business and promoting the sale of its products and services. In addition, Ameritech reserves the right to appoint other ADs or may use such other means as it sees fit to Distribute its products and services in the Territory.

    1.3 SUBDISTRIBUTORS. The AD acknowledges that only those distributors who are specifically and directly authorized in writing by Ameritech are permitted to function and represent themselves as Ameritech Authorized Distributors. The AD shall not appoint or in any way authorize anyone to distribute or represent themselves as authorized to distribute or sell as an agent or "authorized" Ameritech Distributor, and AD shall not sell Products to any such distributor, representative or agent nor shall AD process orders with Ameritech for network service products marketed or sold by any such distributor, representative or agent unless such person(s) have been certified under standards solely set by Ameritech, and the individual has been registered by Ameritech, and such authorization shall have been previously and expressly approved in writing by Ameritech. In the event that the AD violates this provision, Ameritech shall have the right, in addition to any other right that Ameritech may have, to terminate this Agreement immediately.

    1.4 BRANCH LOCATIONS. The AD agrees that marketing and sales of the Products requires the AD to maintain, at all times during this Agreement, a physical presence and a formal place of business in the Territory. If AD desires to market and/or sell Products outside the Territory, AD agrees it is not authorized to do so without prior written approval by Ameritech. Ameritech's approval may be conditioned, at its sole discretion, on one or all of the following:

    (a) Ameritech and AD enter into a separate Distribution Agreement whereby Ameritech makes a separate grant or appointment in the new Territory;

    (b) AD's annual sales commitment and sales objective level is modified by Ameritech to recognize the new Territory(ies), said modification, in content and form, will be at Ameritech's sole discretion.

    (c)  AD submits to Ameritech written documentation regarding the AD's


                                       2
         proposed activities and objectives in the marketing and sales of the Products in the new Territory(ies); said documentation will be deemed satisfactory at Ameritech's sole discretion.

    In the event AD violates this provision, Ameritech shall have the right, in addition to any other right that the Company may have, to terminate this Agreement immediately.

    1.5 HOUSE ACCOUNTS. AD is not granted the right to Distribute Products to accounts identified by Ameritech as House Accounts. AD will be provided a list of House Accounts from time-to-time, and Ameritech may amend such list in its sole discretion. AD will have ninety (90) days from the date an account is designated by Ameritech as a House Account to close all pending sales activity. AD will not be awarded commission on any sale made to a House Account after ninety (90) days from the date the account is so designated. Ameritech shall notify AD of House Account designation according to Annex F hereunder ("Notice").

    1.6 RESELLER. In no event is AD granted the right or authority to sell Products to anyone whom the AD knows, or should have known, is not at the time of sale or within two (2) years thereafter, the end user of the Product.

    1.7 AD accepts the appointment granted above and agrees to comply with all the terms and conditions of the Agreement.


2.0 TERRITORY

    2.1 The AD's non-exclusive geographic territory is set forth in Annex A, which is incorporated by reference herein. Annex A may be amended from time-to-time by Ameritech at Ameritech's sole discretion and such amendment shall be deemed to have been included as if originally set forth under Annex A. AD will be given thirty (30) days notice prior to the effective date of any amendment.

    2.2 Ameritech and AD may in certain cases agree that AD will have the right to Distribute to a customer outside the Territory. AD shall have no right to Distribute outside the Territory without prior written approval of Ameritech. In no event shall AD have the right to Distribute any Ameritech Product which AD is not specifically authorized to Distribute under the Agreement.


                                      3

3.0 EXCLUSIVITY

    Ameritech may terminate this Agreement immediately if Ameritech knows or has a reasonable belief that the AD is marketing, selling or in some way promoting the sale and use of intraLATA telecommunications services which are competitive with Ameritech.

4.0 TERM

    This Agreement shall commence when executed by both parties and, shall continue in full force for a period of two (2) years unless sooner terminated by either party as provided herein. This Agreement will terminate without notice at the end of the term; an extension of the relationship beyond that date will require mutual signing of a new agreement.

5.0 TERMINATION

    5.1  TERMINATION

    (a) Either party may terminate this Agreement for any reason upon thirty (30) days written notice to the other party.

    (b) Ameritech may terminate this Agreement in whole or in part upon fifteen (15) days written notice in the event AD fails to perform or commits a breach of any term or condition of this Agreement. The parties agree this shall be deemed termination for cause.

    (c) Notwithstanding 5.1(a) and (b) above, it is agreed that Ameritech may terminate this Agreement without notice in the event of: (i) an assignment by the AD for the benefit of creditors; (ii) the institution of voluntary or involuntary proceedings against the Authorized Distributor in bankruptcy, or under any other insolvency or similar law which is not dismissed within sixty (60) days; (iii) the dissolution of the Authorized Distributor; (iv) an attempted assignment of this Agreement by the Authorized Distributor without Ameritech's prior written consent; (v) any sale, transfer or relinquishment of any substantial interest in the ownership or any substantial change in management of the AD;


                                      4

        (vi) serious delinquency on any AD account with Ameritech. "Serious delinquency" is determined solely by Ameritech at its discretion but in no event will be delinquency of less than ninety (90) days; (vii) submission by the AD to Ameritech of any false or fraudulent reports or statements including, but not limited to, any false or fraudulent claims for credits or reimbursement under the "Co-Op" or "5 Star Programs";
         (viii) submission of any sales agreement by the AD, any of its representatives, or its agents which is subsequently found to contain forged customer signatures or of which the customer denies any knowledge of placing an order with AD.

    5.2 All indebtedness of the AD to Ameritech shall become due and payable immediately upon notice of expiration or termination for any reason of this Agreement. Indebtedness includes, but is not limited to, commission payments to be returned to Ameritech, and the amount due on all orders or invoices for customer premises equipment ("CPE"). Ameritech reserves the right to refuse to install or ship any CPE Products, install or provide any non-CPE Products which appear on an order from AD which is unfulfilled or not completed on or before the date of the expiration or termination of this Agreement.

    5.3 Upon termination or expiration of this Agreement, however brought about, the AD shall no longer be an Authorized Distributor of Ameritech's products. The AD agrees:

    (a) To provide to Ameritech within three (3) business days from the termination or expiration of this Agreement a detailed report of all work in progress under this Agreement, including but not limited to pending sales and installations;

    (b) To remove and return to Ameritech or destroy at Ameritech's sole option any material, including but not limited to; manuals, catalogues, brochures, advertising copy, and training material;

    (c) The AD shall remove and discontinue the use of any sign or any other designation containing any of Ameritech's trademarks or trade names. Should such trademarks or trade names be printed on any of the AD's letterhead or other written documents, the written documents shall promptly be reprinted so as to remove any such trademarks or trade names of Ameritech. This includes, but is not limited to; AD's duty to ensure that all publishers and others who may identify, list or publish AD's identity or name as a marketer, promoter or


                                      5
         supporter of Ameritech Products are notified that such identification or publication is prohibited as of the date this Agreement is terminated or expired. Publishers means, but is not limited to; publishing of telephone directories, yellow pages, association directories, or membership rolls;

    (d) Comply with all terms set forth under Annex B, incorporated by reference herein, which sets forth AD's responsibilities upon termination of its right to distribute the Ameritech Product;

    5.4 Upon termination Ameritech at its sole discretion will designate itself or another AD to act as successor to AD in providing Ameritech Products and servicing of Ameritech Products to customers "in progress" at time of termination and customers whose agreements for Ameritech Products are still in effect.

    5.5 Upon termination or expiration of this Agreement, the treatment of commission residuals is governed by Annex C, Section 3.


6.0 AUTHORIZED DISTRIBUTOR DUTIES

    6.1 The AD agrees to use its best efforts to promote, encourage and increase the sale to and acceptance by customers of the Products within the Territory.

    6.2 The Distributor shall satisfy the minimum annual and quarterly sales performance standards as set forth under Annex C, Exhibit 1. Annex C, Exhibit 1 may be amended at Ameritech's discretion and each such amendment shall be deemed to have been included as if originally set forth on Exhibit 1.

    6.3 The Distributor shall comply with Ameritech policies and practices issued by Ameritech from time-to-time regarding, but not limited to; order processing, Product Methods and Procedures, quality and location of advertising, placement and promotion of Ameritech Products, and Distribution Commission Policies and Procedures.

    6.4 AD agrees that Ameritech's business reputation is one of its most valuable assets. Distributor will always employ a high degree of integrity in selling to its customers and will not, by act or omission, tarnish that reputation. AD agrees to comply at all times with the Ameritech Authorized Distribution Code of Business


                                      6

Conduct incorporated by reference herein as Annex E, which may be modified by Ameritech from time-to-time and such modification shall be construed as if set forth originally herein. In addition, AD agrees to:

    (a) Not mislead customers either by advertising, oral statement, or otherwise;

    (b) Not use Ameritech's brand to entice, for bait and switch, or any similar purposes.

    (c)  Not refer to or in any way disparage other Ameritech
         Distributors in advertising or promotional materials, or at any time during the selling process whether in oral or written communications to any potential or existing
         Ameritech customer.

    6.5  INQUIRIES, QUOTATIONS AND CUSTOMER RELATIONS

    (a) AD shall promptly transmit any inquiries relative to Products in the manner prescribed by Ameritech.

    (b) AD agrees to make available to Ameritech the names and addresses of all purchasers of Ameritech products and agrees not to disclose the names and addresses of such purchasers to any other person, firm or corporation unless otherwise authorized hereunder.

    6.6 AD shall furnish Ameritech such financial statements as may be reasonably requested by Ameritech's credit manager for Ameritech's confidential use in evaluating the AD's credit. In the event AD is authorized to sell CPE pursuant to Annex B, Exhibit 3 hereunder, Ameritech has the right to deny shipment of goods to AD upon the Ameritech credit manager's findings of unsatisfactory credit and AD's inability to provide adequate assurances within five (5) days of Ameritech's notification of unsatisfactory credit.

    6.7 AD agrees to indemnify and hold Ameritech harmless from any claims or losses, including attorney's fees, arising out of any acts or omissions of the AD in connection with the AD's possession, distribution, use, demonstration of or statements (whether oral or written) with respect to the Products, or with respect to any representation or warranty given, or allegedly given, by AD with respect to the Products, whether such representation is oral or written, express or implied other than set forth elsewhere under this Agreement (including of Annexes attached hereto).


                                      7

    6.8 AD agrees to indemnify and hold Ameritech harmless from, for and against any loss, damages, liability and claim, including without limitation, reasonable attorney's fees and other costs incident to any claim, suit, action or other proceeding which arises out of or results from any and all willful acts and omissions of AD, its employees, agents and assigns while acting under this Agreement.

7.0 AMERITECH'S DUTIES

    7.1 Ameritech shall from time-to-time furnish to the AD such quantities of catalogues, brochures, pamphlets, promotional and other materials pertaining to the products and services as Ameritech deems to be appropriate to assist AD in promoting and developing the sale and acceptance of the products and services in the Territory.

    7.2 Ameritech agrees to use reasonable efforts to promote, encourage and increase the sale to and acceptance by customers of the products and services within the Territory.

    7.3 Ameritech shall conduct such sales and installation training programs at a local or regional level for the AD's sales force as Ameritech may deem appropriate and beneficial to it and its ADs.

    7.4 Ameritech shall pay commissions to AD pursuant to terms set forth elsewhere in this Agreement.

    7.5 Ameritech will provide Co-Operative advertising under its "Ameritech Authorized Distributor Co-Op Program" ("Co-Op"). The terms, conditions, limitations and obligations of the parties under the Co-Op program are set forth in the document titled, "The Co-Op and 5-Star Program" dated "March 15, 1996," which is incorporated herein as if set forth in its entirety as Annex
D. The program shall be modified, up to and including discontinuance of the program in whole or in part, by Ameritech in its sole discretion, and such modification shall be construed as if set forth originally herein.

    7.6 Ameritech, on an annual basis, will provide AD with "Partners in Excellence" criteria which sets forth Performance Categories which Ameritech will use to evaluate and rate AD's performance for the purpose of identifying those ADs whose performance qualifies it to use the designation and status as an "Ameritech 5-Star Authorized Distributor" ("5-Star") and to receive the benefits associated with 5-Star status.

                                      8

8.0 SALES AND COMMISSION

    8.1  Ameritech agrees to pay AD commission pursuant to Annex C hereunder.

    8.2 Ameritech shall pay commission to AD on sales of Products within the Territory; and will only pay commission for sales out of Territory as provided for elsewhere in this Agreement. In no event will Ameritech pay commission on sale of Products to a purchaser whom the AD knew or should have known would not be the end user.

    8.3  Commissions are earned and paid by Ameritech to AD pursuant to Annex C.

    8.4 Ameritech reserves the right to make special arrangements with AD with respect to commission on an individual account sale without invalidating this Agreement, and such arrangements are not to be considered as establishing a precedent.

    8.5 AD has no authority to bind Ameritech and all orders are subject to acceptance by Ameritech in the manner from time-to-time prescribed by Ameritech, therefore, AD shall not be awarded commission on any sale or order until so accepted. Acceptance will not be unreasonably withheld. Ameritech as supplier has the right to refuse any order from AD for any reason which Ameritech deems sufficient and AD shall not be entitled to any commission on any order so refused.

    8.6 In the event of a commission discrepancy between the sales reflected on an AD's sales and/or commission report and the sales submitted to and approved by Ameritech, AD may request an audit of Ameritech's records on the commission paid to AD. The AD may employ such assistance as it deems desirable to conduct the audit, but may not use the assistance of (i) a person or an entity that competes or whose employer competes with Ameritech;
(ii) that is the principal outside auditor of a competitor of Ameritech (unless such auditor is also the AD's principal outside auditor); or, (iii) is someone to whom Ameritech reasonably objects to performing any such audit. AD shall cause any person or firm retained to provide such assistance to execute a non-disclosure agreement in favor of Ameritech. If the audit reveals that Ameritech made an error in its favor totaling twenty-five percent (25%) or more of the year to date commissions earned reported on the most current Ameritech commission report, Ameritech will bear the expense of the audit provided AD submits evidence of actual expense.

                                      9

9.0 THE PARTIES' RELATIONSHIP

    9.1 The AD is and will hold itself out to be an independent contractor and not an agent, partner or employee of Ameritech. The AD shall not be authorized to make any promise, warranty or representation on Ameritech's behalf with respect to the Products, or any other matter, except as expressly authorized in writing by Ameritech. AD acknowledges that it has awarded no fee to Ameritech in connection with this Appointment, and Ameritech has not provided AD with any marketing plan or system.

    9.2 The AD acknowledges its separate responsibility for all applicable federal, state, and local taxes for itself and any of its employees, and agrees to indemnify and hold Ameritech harmless from any claim or liability therefor.

10.0     FACILITIES AND MATERIALS

    AD represents and warrants that it has adequate facilities, equipment, means of transportation, sales force, distribution capabilities and business office and clerical staff necessary to promote the sale of Products and to perform the services required by this Agreement. Ameritech reserves the right to obtain access to AD's facilities to examine facilities and materials during AD's regular business hours. AD also represents that none of the above items has been specifically acquired or obtained for the performance of this Agreement.

11.0     TRADEMARKS AND TRADE NAMES

    11.1 Ameritech hereby grants to AD a limited, non-exclusive, non-transferable, non-sublicenseable, royalty-free right to use in the Territory the AMERITECH trade names, trademarks, and service marks, (hereinafter, "the Marks") as set forth in Annex D, in conjunction with the Products, subject to the limitations set forth herein.

    11.2 High product and service quality and accurate reproduction of the Marks are uppermost. The AD agrees to display the Marks in a manner that will cause the Marks to be identified as the trademarks or trade names of Ameritech and to display such trademarks or trade names using only the lettering, styles, designs or other indicia approved by Ameritech. AD must comply with Ameritech's Identity Guidelines, set forth under Annex D hereto, in its use of the Marks. Ameritech may at its sole discretion modify the Identity Guidelines from time-to-time.


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                                      E-16

    11.3 AD must provide Ameritech for approval samples of all packaging, advertising and other materials bearing the Marks before it sells, uses, or publishes them. Ameritech will attempt to answer promptly. With respect to such packaging and other materials (except advertising), if Ameritech does not respond within sixty (60) days of receipt they will be disapproved. With respect to advertising, if Ameritech does not respond within thirty (30) days the advertising will be considered approved. AD will not change from the approved product, packaging, advertising or other usage without first obtaining written approval.

    11.4 AD is authorized only to use the Marks in conjunction with Ameritech products and services, the quality of which has been approved. The AD will comply with all applicable governmental regulations. Ameritech may inspect, observe, and/or review the licensed products and/or services on AD's premises during business hours.

    11.5 AD acknowledges the substantial value of the Marks and the goodwill associated therewith and acknowledges that such goodwill is a property right belonging to Ameritech. AD recognizes that Ameritech is the owner of the Marks, and that nothing contained in this Agreement is intended as an assignment or grant to the AD of any right, title, or interest in or to the Marks. AD shall not do anything inconsistent with Ameritech's ownership of the marks, and all use of the marks by AD shall inure to the benefit of and be on behalf of Ameritech. AD shall not adopt, use (other than the licensed right provided for herein), register, or seek to register any name or mark anywhere in the world which is identical to any of the Marks or which is confusingly similar thereto, or so similar thereto as to constitute a colorable imitation thereof or to suggest some association, sponsorship, and/or endorsement by Ameritech. AD will not alter, modify, dilute, or misuse the Marks, bring them into disrepute, or challenge Ameritech's rights in them. AD shall cooperate with Ameritech as may be reasonably necessary for Ameritech to protect, prosecute or defend its rights with respect to the Marks.

    11.6 Ameritech shall have the sole right to engage in infringement or unfair competition proceedings to the extent that they involve the Marks. AD shall promptly notify Ameritech of the particulars of any suit or claim brought against AD based on its use of the Marks and of any suspected infringement of or challenge to the validity, registration, or Ameritech's ownership of the Marks of which AD becomes aware. Ameritech may, in its sole discretion, institute or defend proceedings as it shall deem fit. If Ameritech undertakes the prosecution or defense of any litigation relating to the Marks, AD agrees to execute any and all documents and to do whatever acts and things as may, in the opinion of counsel for Ameritech, be necessary or advisable to carry out the prosecution or defense, or to settle any such claim or suit. If, in Ameritech's sole judgment, any claim or suit for infringement brought by a third party can be avoided or resolved by the discontinuation of the use of a Mark by the AD, Ameritech shall so notify the AD and the AD shall discontinue all use of the Mark pursuant to paragraph
11.8 herein.


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                                      E-17

    11.7 AD will not use the Marks in its business except in accordance with this Agreement and will not combine the Marks with any other marks, names, or symbols without Ameritech's written consent. The AD shall refrain from using any name, trademark, trade name, logo, slogan, label, title or insignia, or one confusingly similar thereto, now or hereafter owned, adopted or used by Ameritech (whether registered or unregistered) in any manner, or any medium, or for any other reason than that approved by Ameritech, and shall refrain from any use in any geographic area outside of the Territory. AD will not use any of the Marks, or any part of any of the marks, as an Internet domain name.

    11.8 Upon expiration or termination of this Agreement for any reason, AD shall immediately discontinue use of any trademark, trade name, logo, slogan, label, title or insignia now or hereafter owned, adopted or used by Ameritech (whether registered or unregistered), and destroy all printed materials (including but not limited to business cards, letterhead, promotional and advertising materials, store signage, vehicle signage, and customer premises stickers and signage) bearing any of the marks.

    11.9 No license granted hereunder shall be assignable or transferable in any manner whatsoever, nor shall AD have any right to grant any sublicense.

    11.10 Ameritech shall indemnify and hold AD harmless from any and all damage or expense resulting from valid trademark infringement claims with respect to any of the Marks used by the AD pursuant to this Agreement, provided, however, that:

         (a) Ameritech is given notice within ten (10) days after the AD received notice of such claim or suit for infringement, together with full information with respect thereto, and complete control of the defense and any settlement thereof; and

         (b) AD's use of the Mark(s) which gives rise to a claim is a permitted use in accordance with this Agreement.

    11.11 No other rights are granted to AD to use any trademarks, trade names, service marks or service names of Ameritech or its affiliates. Further, no licenses, warranties, or indemnifications, express or implied, under any patents, copyrights, or any trade secrets are granted to AD.

    11.12 This Section 11 and all its subsections shall survive any termination or expiration of this Agreement.


                                      12

12.0     OWNERSHIP OF INFORMATION AND CONFIDENTIALITY

    12.1 All business information and materials containing information disclosed to AD by Ameritech or its representative, agent or employee or otherwise learned by the AD heretofore or hereafter, including, but not limited to, lists of present or prospective customers or of persons that have or shall have dealt with Ameritech or purchased products through the AD or otherwise; management information reports; details of contracts, operational methods, plans or strategies; business acquisition plans; new personnel acquisition plans; and other business affairs of Ameritech and any of its affiliates, are and shall be treated by the AD as Ameritech confidential information during the period of this Agreement and at all times thereafter. That information shall not be disclosed by AD to any person except officers and employees of the AD requiring that information or materials to perform services pursuant to this Agreement, and shall not be used for the benefit of the AD except in connection with services rendered pursuant to this Agreement. The AD shall require all officers, employees and agents to whom that information is disclosed to agree, to the same extent as the AD has agreed, to maintain the confidentiality of the information and materials and not disclose that information or those materials to others. The AD shall be liable to Ameritech for damages caused by any breach of this provision or by any unauthorized disclosure of that confidential information and those materials by its officers, employees or agents.

    12.2 Ameritech and AD agree that AD will disclose and identify information as Confidential Information during the term of this Agreement, including, but not limited to financial information statements. Ameritech agrees that AD Confidential Information will protect the disclosure of such information to the same extent it protects its own Confidential Information. In no event is Ameritech authorized to disclose AD Confidential Information outside of Ameritech without prior written approval of AD.

    12.3 The obligations of Section 12.1 and 12.2 shall not apply to any information and materials covered under section 11.1 which is: (i) available to the public through no breach of this Agreement; (ii) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosed; or, (iii) is disclosed in response to a valid order of a court or other governmental body of the United States with jurisdiction over such order, but only to the extent of and for the purposes of such order and only if the AD first notifies Ameritech of the order and permits Ameritech to seek an appropriate protective order.

    12.4 All subscriber and customer information, which includes, but is not limited to, subscriber and customer lists; use of products and services; billing and related information; and, subscriber and customer satisfaction information, all of which is collectively referred to as "Subscriber Information" is the exclusive property of Ameritech and is to be used by AD only for purposes of this Agreement, and promptly returned to Ameritech upon termination or expiration of this Agreement.

    12.5 This Section 12 and all its subsections shall survive the termination or expiration of this Agreement.

                                      13

    12.6 The terms of the Agreement are Confidential Information of Ameritech and AD.


13.0   CUSTOMER PROPRIETARY NETWORK INFORMATION (CPNI)

    AD shall comply with all Customer Proprietary Network Information ("CPNI") legal and regulatory requirements as interpreted by Ameritech and provided by Ameritech from time-to-time.


14.0   AUDITING AND INSPECTING OF DISTRIBUTOR'S RECORDS

    During the term of this Agreement and for one (1) year after termination or expiration of this Agreement, Ameritech reserves the right to obtain access to and examine fully the books, records and account of all transactions and activities covered by this Agreement with reasonable notice to AD and during AD's regular business hours.

15.0   AGREEMENT NOT TO COMPETE

    15.1 During the term of this Agreement and for one (1) year after the expiration or termination for any reason of this Agreement, AD, its directors, officers, and shareholders (except those holding stock in the AD corporation whose stock is publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934 and then only to the extent of owning not more than 10% of the issued and oustanding shares of such corporation), collectively and individually, shall not:

    a) Solicit a customer or an account to buy or install any products or services which are of a similar type or serve the same purpose or perform the same function as the products and services covered by this Agreement if the AD earned any commission for a sale to that customer or account during the term of this Agreement.

    b) Try to persuade any such customer to buy or install any products or services described in (a) above from anyone but Ameritech directly, including, but not limited to, other
         Ameritech ADs, distributors, or representatives.

                                      14

    c) Use for its own purposes, or sell, convey, or transfer in any way, any Ameritech information covered under Section 12 and Section 13 herein to any third party.

    The purpose of this Section is to protect Ameritech's customer relationships and Ameritech's customer information. AD agrees that these commitments are necessary to protect Ameritech's legitimate business interests.

    15.2 The AD and its shareholders and officers, jointly and severally, acknowledge and agree that the remedy at law for any breach, or threatened breach, of any of the provisions of this Section 15 will be inadequate, and the AD and its shareholders jointly and severally covenant and agree that Ameritech shall in addition to any other rights or remedies which Ameritech may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction for any violation of these provisions. In the event that any of the provisions of this Section 15 shall be determined by a court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, then any such provision or provisions shall not be deemed to be void, but shall be deemed to be automatically amended so as to comply with applicable law. All rights, remedies and relief available to Ameritech shall be exercised at Ameritech's sole option.

    15.3 The parties agree that this Section 15 shall not apply to the Products under Annex B, Exhibit 3 or any other customer provided equipment.

16.0   GENERAL CONDITIONS

    16.1 This Agreement shall be executed in duplicate but shall not be binding upon Ameritech until a copy is signed by AD and executed by Ameritech.

    16.2 All Recitals, Annexes, Exhibits and Appendices to this Agreement are fully incorporated into this Agreement.

    16.3 This Agreement contains the entire agreement of the parties and cancels all prior agreements by and between Ameritech and AD relating to the subject matter hereof, whether written or oral, and all such prior agreements are hereby deemed terminated by mutual consent of the parties.

    16.4 With respect to the Annexes and Exhibits thereto, except for Annex C, Sections 3A paragraph 1 and 3A paragraph 2 revisions or modifications may be made by Ameritech unilaterally and shall become effective


                                      15
without the requirement of acknowledgment or any other act by AD ten (10) calendar days following written notice by Ameritech.

    16.5 The failure of Ameritech to enforce at any time any provision of this Agreement, or to exercise any option which is herein provided, or to require or fail to require at any time performance by the AD of any provision herein, shall in no way affect the validity of, or act as a waiver of this Agreement, or any part hereof, or any right of Ameritech thereafter to enforce it.

    16.6 Any notice or other communication required by this Agreement will be deemed to have been duly given if deposited in the mail, postage prepaid, and addressed to the party entitled to receive it at the address set forth below.

    (a)  IF TO AMERITECH SERVICES

         Ameritech
         225 W. Randolph, Floor 19A
         Chicago, IL 60606
         Attn.:  Alternate Channels


         with a copy to:

         ---------------------------------

         ---------------------------------

         ---------------------------------
         Attn.:
               ---------------------------

    (b)  IF TO AD

         Telecomm Industries
         1665 W. Quincy Avenue, Suite 151
         Naperville, IL  60540
         ATTN:  Andrew Gorogiani


    16.7 All Section headings and captions used in this Agreement are for convenience or reference only and are not intended to define or limit the scope of any provisions in this Agreement.


                                      16

    16.8 Ameritech shall have the right to set-off against any payment due by Ameritech to AD any amount(s) owed to Ameritech by AD. Upon termination or expiration of this Agreement for any reason, AD shall pay any amount due to Ameritech immediately through set-off or otherwise.

    16.9 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives and assigns and shall not be directly or indirectly assigned or transferred by the AD in whole or in part without the express written consent of Ameritech.

IN WITNESS WHEREOF, AND INTENDING TO BE LEGALLY BOUND, THE UNDERSIGNED AUTHORIZED PARTIES HAVE DULY EXECUTED THIS AGREEMENT EFFECTIVE ON THE DATE.


AMERITECH SERVICES, INC.

   by    /s/ Cathy Poulton
         --------------------------------
         Signature

         Cathy Poulton
         --------------------------------
         Name Typed or Printed

   its   GENERAL MANAGER ALTERNATE CHANNELS
         --------------------------------

   date  JUNE 4, 1996
         --------------------------------

AUTHORIZED DISTRIBUTOR


    TELECOMM INDUSTRIES CORP.
    --------------------------------
    Firm Name Typed or Printed

   by    /s/ Andrew Gorogiani
         --------------------------------
         Signature

         Andrew Gorogiani
         --------------------------------
         Name Typed or Printed

   its   President
         --------------------------------
   date  5/29/96
         --------------------------------


                                      17

                                                                        Annex A

                                  ANNEX A TERRITORY

    This Annex to the Non-Exclusive Authorized Distributor Agreement Between Ameritech And Telecomm Industries ("AD") dated 5/29/96 (the "Agreement").

    AD is hereby granted the right to Distribute pursuant to its Agreement with Ameritech dated 5/29/96 in the Territory hereunder. AD's right under the Agreement and this Annex is contingent on full execution of the Agreement and the signature of both parties at the end of this Annex. The treatment of sales made by AD outside of the Territory specifically identified herein are governed by the rules and limitations found elsewhere in the Agreement.

    STATE:         Illinois
    AREA CODES:    312; 708; 847; 630 (MSA1); 217; 309

    If a business unit is not listed here specifically, sales by AD to customers classified by Ameritech as served by that business unit are considered out of Territory sales for purpose of this Agreement.**

                  SBS
         --------------------------------------

                  EBS
         --------------------------------------

                  CBS
         --------------------------------------


         --------------------------------------



    *Any area code split will result in automatic inclusion of the new area codes unless AD is otherwise notified in writing by Ameritech.
   **Key  -  CBS means customers of the Custom Business Services business unit

            EBS means customers of the Enhanced Business Services business unit

            SBS means customers of the Small Business Services business unit


                                      18

                                                                       Annex A

                                  ANNEX A TERRITORY

    This Annex to the Non-Exclusive Authorized Distributor Agreement Between Ameritech And Telecomm Industries ("AD") dated 5/29/96 (the "Agreement").

    AD is hereby granted the right to Distribute pursuant to its Agreement with Ameritech dated 5/29/96 in the Territory hereunder. AD's right under the Agreement and this Annex is contingent on full execution of the Agreement and the signature of both parties at the end of this Annex. The treatment of sales made by AD outside of the Territory specifically identified herein are governed by the rules and limitations found elsewhere in the Agreement.

    STATE:         Indiana
    AREA CODES:    219; 317; 812

    If a business unit is not listed here specifically, sales by AD to customers classified by Ameritech as served by that business unit are considered out of Territory sales for purpose of this Agreement.**

                  SBS
         --------------------------------------

                  EBS
         --------------------------------------

                  CBS
         --------------------------------------


         --------------------------------------



   *Any area code split will result in automatic inclusion of the new area codes unless AD is otherwise notified in writing by Ameritech.
  **Key  -  CBS means customers of the Custom Business Services business unit

           EBS means customers of the Enhanced Business Services business unit

           SBS means customers of the Small Business Services business unit


                                      19

                                                                       Annex A

                            ANNEX A TERRITORY

    This Annex to the Non-Exclusive Authorized Distributor Agreement Between Ameritech And Telecomm Industries ("AD") dated 5/29/96 (the "Agreement").

    AD is hereby granted the right to Distribute pursuant to its Agreement with Ameritech dated 5/29/96 in the Territory hereunder. AD's right under the Agreement and this Annex is contingent on full execution of the Agreement and the signature of both parties at the end of this Annex. The treatment of sales made by AD outside of the Territory specifically identified herein are governed by the rules and limitations found elsewhere in the Agreement.

    STATE:       Ohio
    AREA CODES:  216; 614; 513; 216, 330-Akron/Canton/Youngstown

    If a business unit is not listed here specifically, sales by AD to customers classified by Ameritech as served by that business unit are considered out of Territory sales for purpose of this Agreement.**

                  SBS
         --------------------------------------

                  EBS
         --------------------------------------

                  CBS
         --------------------------------------


         --------------------------------------



   *Any area code split will result in automatic inclusion of the new area codes unless AD is otherwise notified in writing by Ameritech.
  **Key  -  CBS means customers of the Custom Business Services business unit

            EBS means customers of the Enhanced Business Services business unit

            SBS means customers of the Small Business Services business unit

                                  [Redacted]







                                      21

                                                                        Annex E





                   ANNEX E CODE OF BUSINESS CONDUCT FOR ADS

    This Annex to the Non-Exclusive Authorized Distributor Agreement Between Telecomm Industries ("AD") and Ameritech dated 5/29/96.

1. Every Authorized Distributor has the professional responsibility of fair dealing towards Ameritech's customers, past and present, fellow Authorized Distributors, and the general public.

2. Every Authorized Distributor has the professional responsibility of adhering to generally accepted standards of accuracy and truth.

3. An Authorized Distributor shall not place itself in a position where the Authorized Distributor's interest is, or may be, in conflict with its duty to the customer or Ameritech.

4. Each Authorized Distributor shall safeguard the confidence of both present and former clients, and shall not disclose or use these confidences to disadvantage or prejudice such clients.

5. An Authorized Distributor shall not intentionally disseminate false or misleading information, and each Authorized Distributor is obligated to use appropriate means to avoid dissemination of false or misleading information.

6. An Authorized Distributor shall not disparage the professional reputation or practice of another Authorized Distributor.

7. Each Authorized Distributor's employees shall be treated as individuals with respect to their dignity and recognition of their merit.

                                                                        Annex F


                              ANNEX F  HOUSE ACCOUNTS

    This Annex to the Non-Exclusive Authorized Distributor Agreement Between Telecomm Industries ("AD") and Ameritech dated 5/29/96.




                                      23


                                      E-29